Apogent Technologies Inc.

Offer to Exchange

2.25% Senior Convertible Contingent Debt SecuritiesSM* (CODESSM*) Due 2021
(CUSIP Nos. 03760AAD3 and 03760AAE1)
for 2.25% Convertible Senior Debentures Due 2021

July 13, 2004

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      Apogent Technologies Inc. (“Apogent”) is offering, upon and subject to the terms and conditions set forth in the preliminary prospectus dated July 13, 2004 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the enclosed related amended letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $300,000,000 of its new 2.25% Convertible Senior Debentures due 2021 for a like principal amount of its issued and outstanding 2.25% Senior Convertible Contingent Debt Securities due 2021 (“the “Old 2.25% CODES”).

      We are requesting that you contact your clients for whom you hold Old 2.25% CODES regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old 2.25% CODES registered in your name or in the name of your nominee, or who hold Old 2.25% CODES registered in their own names, we are enclosing the following documents:

1. Prospectus dated July 13, 2004;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose account you hold Old 2.25% CODES registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2004, UNLESS EXTENDED BY APOGENT. THE TERM “EXPIRATION TIME” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. OLD 2.25% CODES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE CONSUMMATION OF THE EXCHANGE OFFER.

      Subject to consummation of the Exchange Offer, if a holder of Old 2.25% CODES validly tenders its Old 2.25% CODES, and does not withdraw its tender prior to the consummation of the Exchange Offer, Apogent will pay to the holder an exchange fee equal to 0.50% of the principal amount of the Old 2.25% CODES validly tendered by the holder. If a holder’s Old 2.25% CODES are not received by the Exchange Agent prior to the Expiration Time, the holder will not receive the exchange fee.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old 2.25% CODES, or a timely confirmation of book-entry transfer of such Old 2.25% CODES into the Exchange Agent’s account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

*	“Convertible Contingent Debt Securities” and “CODES” are service marks of Lehman Brothers Inc.

      Apogent will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old 2.25% CODES held by them as nominee or in a fiduciary capacity. Apogent will pay or cause to be paid all transfer taxes applicable to the exchange of Old 2.25% CODES pursuant to the Exchange Offer, except as set forth in the Instructions to the Letter of Transmittal.

      Any requests for additional copies of the enclosed materials should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal. A holder of Old 2.25% CODES may also contact Innisfree M&A Incorporated or Goldman, Sachs & Co. at their respective telephone numbers set forth below, or such holder’s broker, dealer, commercial bank, trust company or other nominee, for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:	The Dealer-Manager for the Exchange Offer is:
Innisfree M&A Incorporated	Goldman, Sachs & Co.
Banks and brokers, call collect: (212) 750-5833	Banks and brokers, call collect: (212) 902-1697
All others, call toll-free: (888) 750-5834	All others, call toll-free: (800) 471-7731

Very truly yours,

APOGENT TECHNOLOGIES INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF APOGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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